Exhibit 99.1

Marrone Bio Provides Update on NASDAQ Matters and Financial Statement Review

July 9, 2015 DAVIS, Calif.--(BUSINESS WIRE)-- Marrone Bio Innovations, Inc. (NASDAQ:MBII) (the “Company”), today provided further information regarding NASDAQ matters and its ongoing financial statement review.

NASDAQ Matters

As previously reported, on May 6, 2015, the Company was notified by the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company’s securities were subject to delisting as a result of the Company’s noncompliance with NASDAQ Listing Rule 5250(c)(1). Subsequently, a NASDAQ Hearings Panel (the “Panel”) granted the Company’s request to extend the stay of any suspension in trading in the Company’s common stock on NASDAQ at least pending the completion of the Company’s June 18, 2015 hearing before the Panel and a final determination regarding the Company’s listing status.

At the June 18 hearing, the Company presented its plan to regain compliance with NASDAQ’s filing requirement, and on July 8 the Panel granted the Company’s requested extension until November 9, 2015 to regain compliance.

Financial Statement Review

As previously reported:

•	In connection with the previously-announced internal investigation by the Company’s Audit Committee (the “Committee”) regarding certain accounting matters, the Committee concluded, after consultation with management, that the Company’s previously reported financial statements as of December 31, 2013 and for the fiscal year ended December 31, 2013, the related report of the independent auditors on those 2013 financial statements dated March 25, 2014, and the unaudited interim financial statements as of and for the three months and the three and six months ended March 31, 2014 and June 30, 2014, respectively, as of and for the three months, the three and six months and the three and nine months ended March 31, 2013, June 30, 2013 and September 30, 2013, should no longer be relied upon (all such financial statements, collectively, the “Reported Financial Statements”).

•	In February 2015, the Company announced the conclusion and findings of the Committee’s internal investigation. Principally, the Committee determined that as a result of the failure of certain employees to share with the Company’s finance department or the external auditors important transaction terms with distributors, including “inventory protection” arrangements that would permit the distributors to return to the Company certain unsold products, the Company inappropriately recognized revenue for certain historical sales transactions with these distributors prior to satisfying the criteria for revenue recognition required under U.S. Generally Accepted Accounting Principles (“GAAP”).

•	In light of the foregoing, the Company’s management has been evaluating all distributor sales transactions during the periods referenced above on a customer-by-customer and transaction-by-transaction basis. With respect to each individual transaction, the Company’s management has been evaluating relevant facts and circumstances to apply its revenue recognition policy. With respect to many transactions, to permit the Company to determine both (i) the appropriate methodology for accounting for those transactions and (ii) the appropriate timing and quantification of any product revenues arising from those transactions, the Company has sought to obtain additional information from certain of its distributors – including information regarding the distributors’ sales to end users of the products the Company shipped to the distributor.

Although the Company anticipates that it will restate the Reported Financial Statements, it has not yet conclusively determined the nature, scope and specific financial impacts of such restatement. Until this evaluation is finished, the Company is not able to complete and file the financial statements - or to announce financial results prepared in a manner required by GAAP – with respect to the fiscal periods ended September 30, 2014, December 31, 2014 and March 31, 2015 (the “Unreported Periods”).

Subject to any further adjustments that the Company believes may be necessary or appropriate following the conclusion of its evaluation process, the Company currently anticipates the following:

1. The restated Reported Financial Statements, and the financial statements for the Unreported Periods, are expected to be presented using a “sell-through” method as to some or all distributors rather than the “sell-in” method previously used by the Company. In general, under the “sell-through” method sales by the Company to distributors would not be recognized as product revenues until the distributors sell the product through to end-users, rather than at the time of the initial sale to the distributors under the “sell-in” method. The Company is evaluating the appropriate application of the sell-through method, including the particular distributors and applicable periods as to which the Company would apply the sell-through method. The principal impact of switching from a “sell-in” to a “sell-through” method is that product revenues with respect to the applicable distributors are expected to be deferred to later periods.

2. In addition to the expected change in methodology from “sell-in” to “sell-through” for sales to distributors, and the resulting deferral in revenue recognition to later periods, the Company also expects to recognize, in the aggregate, approximately $1.7-2.0 million less in product revenues than previously reported for 2013 and the first six months of 2014 because certain distributors have returned (or are in the process of returning) product to the Company pursuant to “inventory protection” rights.

3. The Company will seek to file with the SEC a comprehensive annual report on Form 10-K that would incorporate in a single filing (i) all restatements of the Reported Financial Statements, (ii) the financial results as of and for the three and nine months ended September 30, 2014 and (iii) the financial results as of and for the fiscal year ended December 31, 2014. The Company intends to file separately Forms 10-Q reporting financial results as of and for the three months ended March 31, 2015 and the three and six months ended June 30, 2015. Due to the ongoing nature of the Company’s evaluation process and the nature and complexity of the accounting issues involved, the Company cannot provide a definitive estimate of the timing of such filings; however, the Company currently expects that it will be able to complete all such filings within the additional time period that the Panel has granted to the Company to regain compliance with the NASDAQ filing requirements.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include those regarding the Company’s financial statements and periodic reports, including filing an anticipated comprehensive annual report on Form 10-K, expectations regarding the extent or effect of any restatements (including any changes in methodology), and expectations regarding the timing of the announcement of financial results or any restatements. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond its control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding management’s evaluation of the nature and scope of any necessary restatements to its previously filed financial statements, the types of errors and adjustments that may be required in any such restatement, cooperation of the Company’s third party distributors, potential legal or regulatory action related to the matters under investigation, and adverse decisions by the SEC or NASDAQ. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC.